                                                                    EXHIBIT 99.1

                        SIMMONS BEDDING COMPANY NET SALES
                            RISE 9% IN THIRD QUARTER

ATLANTA, November 9, 2004 - Simmons Bedding Company, a leading manufacturer of premium branded bedding products, released third quarter results today.

Simmons' Chairman and Chief Executive Officer, Charlie Eitel, said, "We are pleased with our third quarter results and accomplishments. During the quarter we achieved sales growth in our wholesale bedding segment; 23.1% same store sales growth for our Pacific Northwest retail operations; opened a new manufacturing facility in Waycross, Georgia; increased the production levels at our new manufacturing facility in Hazleton, Pennsylvania; acquired the crib mattress and related softgoods operations of Simmons Juvenile Products; and reduced our working capital as a percentage of net sales."

RESULTS FOR THE THREE MONTHS ENDED SEPTEMBER 25, 2004

For the third quarter of 2004, net sales increased 9.3% to $238.2 million, as compared to $217.9 million in the same period one year ago. Wholesale bedding net sales increased 11.3% to $222.1 million in the third quarter. In comparison to the prior year, Simmons' wholesale bedding unit shipments and average unit selling price in the third quarter increased 6.2% and 0.5%, respectively. The Company's non-juvenile wholesale bedding unit volume and wholesale bedding average unit selling price in the third quarter increased 4.5% and 1.7%, respectively. As a result of the sale of the Company's Mattress Gallery retail operations on May 1, 2004, the Company's retail segment net sales in the third quarter of 2004 decreased $8.3 million, or 30.3%, to $19.0 million from $27.3 million in the third quarter of 2003.

Operating income increased 4.6% to $25.5 million. Simmons had net income of $9.4 million in the third quarter of 2004 compared to $15.6 million in the same period one year ago. The decrease in net income was due principally to increased interest expense as a result of the Company's new capital structure following the December 19, 2003 acquisition of Simmons by Thomas H. Lee Equity Fund V, L.P. and related affiliates. Adjusted EBITDA for the third quarter of 2004 decreased by $2.5 million, or 6.7%, to $34.6 million from $37.1 million in the third quarter of 2003.

RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 25, 2004

For the first nine months of 2004, net sales increased 9.9% to $663.3 million, as compared to $603.8 million in the same period one year ago. Wholesale bedding net sales increased 11.0% to $617.0 million for the first nine months of 2004. Simmons' wholesale bedding unit shipments and wholesale bedding average unit selling price increased 4.4% and 4.7%, respectively, in the first nine months of 2004 versus the prior year. The Company's non-juvenile wholesale bedding unit shipments and wholesale bedding average unit selling price in the first nine months, increased 3.8% and 5.1% respectively. The Company's retail store net sales in the first nine months of 2004 decreased $9.6 million, or 13.2%, to $63.3 million from $72.9 million in the first nine months of 2003. On a comparable store basis, our retail store sales increased 19.1% for the first nine months of 2004 compared to the prior year period.

The Company had net income of $19.4 million in the first nine months of 2004 compared to $26.5 million in the same period one year ago. The decrease in net income was due principally to increased interest expense, intangible amortization expense, and non-recurring expenses, the majority of which are related to the December 2003 acquisition of the Company. Additionally, net income decreased due to an increase in income tax expense resulting from an increase in the Company's effective tax rate. Adjusted EBITDA for the first nine months of 2004 increased by $4.5 million, or 4.6 %, to $100.9 million from $96.4 million in the first nine months of 2003.

Mr. Eitel added, "While we were able to increase our operating earnings and cash flow during the third quarter, compared to a year ago, our results continued to be negatively impacted by increases in the cost of raw materials, primarily steel, wood and foam; increased distribution costs; and start-up costs for our two new manufacturing operations."

BALANCE SHEET ITEMS

Net debt (total debt of $752.4 million less cash of $17.0 million) totaled $735.4 million as of September 25, 2004, an increase of $7.2 million during the third quarter, due principally to the acquisition of certain assets of Simmons Juvenile and the addition of our new manufacturing facility in Waycross, Georgia. For the first nine months of 2004, net debt decreased by $31.2 million as a result of increased cash flow from operations.

CONCLUSION

Mr. Eitel concluded, "We are pleased with our financial performance for the first nine months of 2004 and optimistic about our prospects for the future. We believe our new 2005 product lines, which were introduced in October at the International Home Furnishings Market, were very well received by our dealers. Continuing our focus on the premium retail sector, the Beautyrest(R), BackCare(R) and BackCare Kids(R) products will include the new HealthSmart(TM) removable mattress top that will help consumers wash away stains, germs, bacteria, dust mites, odors and perspiration, just like when you clean your sheets. The introduction of our new 2005 product lines along with a price increase implemented on existing products in late October will help mitigate the impact of raw material price increases which we have seen in 2004. We are also excited about the prospects for our new juvenile mattress business which is off to a good start since its introduction. We believe the impact of our new product lines, our recent acquisition, and our new manufacturing facilities bodes well for 2005."

The Company will webcast its financial results for the third quarter and the first nine months of 2004 via a conference call on Thursday, November 11, 2004 beginning at 10:00 a.m. Eastern Standard Time. The results will be available at the Company's website at www.simmons.com. The webcast will also be available for replay through November 25, 2004.

Atlanta-based Simmons Bedding Company is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest(R), BackCare(R), BackCare Kids(R), Olympic(R) Queen, Deep Sleep(R) and HealthSmart(TM). The Company operates 18 non-juvenile bedding and three juvenile bedding manufacturing facilities across the United States and Puerto Rico. Simmons is committed to helping consumers attain a higher quality of sleep and supports its mission through a Better Sleep Through Science(R) philosophy, which includes developing superior mattresses and promoting a sound, smart sleep routine. For more information, consumers and customers can visit the Company's website at www.simmons.com.

"SAFE HARBOR" STATEMENT UNDER PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

      This press release includes forward-looking statements that reflect Simmons' current views about future events and financial performance. Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. These forward-looking statements are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. The forward-looking statements in this press release speak only as of the date of this release. These factors include, but are not limited to: (i) the level of competition in the bedding industry; (ii) legal and regulatory requirements; (iii) the success of new products; (iv) our relationships with our major suppliers; (v) fluctuations in costs of raw materials; (vi) our relationship with significant customers and licensees; (vii) our labor relations; (viii) departure of key personnel; (ix) encroachments on our intellectual property; (x) product liability claims; (xi) the timing, cost and success of opening new manufacturing facilities; (xii) our level of indebtedness;
      (xiii) interest rate risks; (xiv) future acquisitions; (xv) an increase in return rates; and (xvi) other risks and factors identified from time to time in our and our predecessor's reports filed with the Securities and Exchange Commission, including the Form 10-K for 2003, the Form 10-Q filed for the first and second quarters of 2004, and the Form 10-Q to be filed for the third quarter of 2004. We undertake no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.

                                - table follows -

                    SIMMONS BEDDING COMPANY AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                 QUARTER ENDED                             NINE MONTHS ENDED
                                                     --------------------------------------   --------------------------------------
                                                         SUCCESSOR           PREDECESSOR          SUCCESSOR           PREDECESSOR
                                                       SEPTEMBER 25,        SEPTEMBER 27,       SEPTEMBER 25,        SEPTEMBER 27,
                                                           2004                 2003                 2004                2003
                                                     ------------------  ------------------   ------------------  ------------------
Wholesale net sales                                     $   222,131          $   199,573           $ 616,968         $    555,718
Retail net sales                                             18,979               27,252              63,284               72,902
Eliminations                                                 (2,889)              (8,901)            (16,916)             (24,782)
                                                        -----------          -----------           ---------         ------------
Net sales                                                   238,221              217,924             663,336              603,838
   Cost of products sold (a)                                127,050              113,433             357,160              316,404
                                                        -----------          -----------           ---------         ------------
Gross profit                                                111,171              104,491             306,176              287,434
                                                        -----------          -----------           ---------         ------------

Operating expenses:
   Selling, general and administrative expenses              86,844               82,359             246,124              237,235
   Plant closure charges                                         -                    -                  764                    -
   Amortization of intangibles                                1,220                   71               3,509                  241
   Transaction expenses (b)                                      57                   65                 305                  887
Licensing fees                                               (2,435)              (2,365)             (7,497)              (7,789)
                                                        -----------          -----------           ---------         ------------
                                                             85,686               80,130             243,205              230,574
                                                        -----------          -----------           ---------         ------------
Operating income                                             25,485               24,361              62,971               56,860
   Interest expense, net                                     10,737                7,299              32,718               21,470
                                                        -----------          -----------           ---------         ------------
Income before income taxes                                   14,748               17,062              30,253               35,390
   Income tax expense                                         5,309                1,489              10,891                8,852
                                                        -----------          -----------           ---------         ------------
 Net income                                             $     9,439          $    15,573           $  19,362         $     26,538
                                                        ===========          ===========           =========         ============
Adjusted EBITDA (c)                                     $    34,648          $    37,118           $ 100,852         $     96,396
                                                        ===========          ===========           =========         ============


See Notes to Condensed Financial Data

                    SIMMONS BEDDING COMPANY AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                            SEPTEMBER 25,        DECEMBER 27,
                                                                 2004               2003*
                                                          ----------------     ---------------
                                                             (UNAUDITED)
ASSETS
Current assets:
   Cash and cash equivalents                              $         17,030     $         3,670
   Accounts receivable, net                                         87,222              65,868
   Inventories                                                      30,739              31,355
   Other current assets                                             19,253              23,589
   Assets held for sale                                                  -               8,564
                                                          ----------------     ---------------
       Total current assets                                        154,244             133,046
                                                          ----------------     ---------------

Property, plant and equipment, net                                  61,287              53,228
Goodwill, net                                                      493,818             792,230
Intangible assets, net                                             543,606             159,198
Other assets                                                        43,097              45,417
                                                          ----------------     ---------------
                                                          $      1,296,052     $     1,183,119
                                                          ================     ===============

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Current maturities of long-term debt                   $          1,506     $         9,512
   Accounts payable and accrued liabilities                        117,475              93,904
   Liabilities held for sale                                             -               2,064
                                                          ----------------     ---------------
       Total current liabilities                                   118,981             105,480
                                                          ----------------     ---------------

Long-term debt                                                     750,926             760,741
Deferred income taxes                                              157,308              23,719
Other non-current liabilities                                       13,563              12,902
                                                          ----------------     ---------------
       Total liabilities                                         1,040,778             902,842
                                                          ----------------     ---------------

Commitments and contingencies

Stockholder's equity                                               255,274             280,277
                                                          ----------------     ---------------
                                                          $      1,296,052     $     1,183,119
                                                          ================     ===============

See Notes to Condensed Financial Data

*Derived from the Company's 2003 Audited Consolidated Financial Statements.

                    SIMMONS BEDDING COMPANY AND SUBSIDIARIES
                      (NOTES TO CONDENSED FINANCIAL DATA)

a) The Company's capital structure changed significantly as a result of the December 19, 2003 acquisition by Thomas H. Lee Equity Fund V, L.P. and its affiliates ("THL") and the concurrent refinancing of debt. Due to required purchase accounting adjustments relating to the transaction, the consolidated financial and other data for the period subsequent to the acquisition (the "Successor" period) is not comparable to such data for the periods prior to the acquisition (the "Predecessor" periods). The results for the first nine months of 2004 include a $6.5 million charge, or 1.0% of net sales, for the step-up of inventory to fair market value, which had the effect of lowering gross profit by such an amount for the period. As a result of the new capital structure and related accounting adjustments, amortization of intangibles increased $1.1 million and $3.3 million for the third quarter and first nine months of 2004, respectively, compared to the third quarter and first nine months of 2003. Additionally, net interest expense increased $3.4 million and $11.2 million in the third quarter and first nine months of 2004, respectively, compared to the third quarter and first nine months of 2003.

b) Reflects non-recurring transaction expenses related to the December 19, 2003 acquisition by THL, the acquisition of certain assets of Simmons Juvenile on August 27, 2004, and the acquisition of SC Holdings, Inc. on February 28, 2003.

c) Adjusted EBITDA (as defined in the Senior Credit Facility) differs from the term "EBITDA" as it is commonly used. In addition to adjusting net income to exclude interest expense, income taxes and depreciation and amortization, Adjusted EBITDA also adjusts net income by excluding items or expenses not typically excluded in the calculation of "EBITDA" such as management fees, ESOP expenses, variable stock compensation expense, transaction expenses, etc. Adjusted EBITDA is presented herein because it is a material component of the covenants contained within our credit agreements. EBITDA does not represent net income or cash flow from operations as those terms are defined by accounting principles generally accepted in the United States of America and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Below is a reconciliation of Adjusted EBITDA to Net income:

                                                                      QUARTER ENDED                  NINE MONTHS ENDED
                                                               -----------------------------   ------------------------------
                                                                 SUCCESSOR      PREDECESSOR      SUCCESSOR       PREDECESSOR
                                                               SEPTEMBER 25,   SEPTEMBER 27,   SEPTEMBER 25,    SEPTEMBER 27,
                                                                    2004            2003           2004              2003
                                                               -------------   -------------   -------------    -------------
Adjusted EBITDA:
  Net income                                                   $       9,439   $      15,573   $      19,362    $      26,538
  Interest expense                                                    10,779           7,335          32,835           21,609
  Amortization of intangibles                                          1,220              71           3,509              241
  Depreciation and other amortization expense                          4,716           5,364          13,144           16,573
  Income tax expense                                                   5,309           1,488          10,891            8,852
                                                               -------------   -------------   -------------    -------------
EBITDA                                                                31,463          29,831          79,741           73,813

  Non-cash stock compensation expense                                      -           4,697           3,308           15,118
  Transaction related expenditure, including
   cost of product sold                                                   57              66           7,451              887
  Plant opening, closing charges                                       2,526             593           9,477              593
  Management fees                                                        412             668           1,282            2,028
  Litigation and insurance                                                 -             290            (650)           1,846
  Non-recurring retail operational charge                                  -               -               -              432
  Management severance                                                   190             418             190              640
  Other                                                                    -             555              53            1,039
                                                               -------------   -------------   -------------    -------------
Adjusted EBITDA                                                $      34,648   $      37,118   $     100,852    $      96,396
                                                               =============   =============   =============    =============